EXHIBIT 99.27

TWC WIRELESS HOLDINGS I LLC

TWC WIRELESS HOLDINGS II LLC

TWC WIRELESS HOLDINGS III LLC

60 Columbus Circle

New York, New York 10023

September 7, 2012

To the Persons listed on Exhibit A hereto:

Re: Interest Notice

Ladies and Gentlemen:

Reference is made to that certain Equityholders’ Agreement dated as of November 28, 2008 (as amended, the “Equityholders’ Agreement”) by and among Clearwire Corporation (the “Company”), TWC Wireless Holdings I LLC (“TWC I”), TWC Wireless Holdings II LLC (“TWC II”), TWC Wireless Holdings III LLC (“TWC III” and, together with TWC I and TWC II, the “Transferors”) and certain other stockholders of the Company. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Equityholders’ Agreement.

Pursuant to Section 3.3 of the Equityholders’ Agreement, each of TWC I, TWC II and TWC III hereby notifies you that it intends to sell up to 15,468,261, 15,468,261 and 15,468,260 shares, respectively, of Class A Common Stock of the Company (the “Shares”) at $1.40 per share in a cash transaction pursuant to one or more Open Market Transfers. Such transfers would be effected following an exchange of all of the shares of Class B Common Stock together with all of the Class B Common Units held by each Transferor into an equal number of shares of Class A Common Stock.

Pursuant to Section 3.3(b) of the Equityholders’ Agreement, each Non-Selling Equityholder shall have five (5) Business Days from receipt of this Interest Notice (the “Notice Period”) to notify the Transferors of its election to purchase all or any portion of the Shares in accordance with the terms and conditions of this Interest Notice and the Equityholders’ Agreement. In addition, pursuant to Section 3.3(b)(i) of the Equityholders’ Agreement, if not all of the Non-Selling Equityholders entitled to purchase a pro rata share of the Shares elect to purchase their entire pro rata share of the Shares, the other Non-Selling Equityholders may purchase a portion of the unsubscribed Shares. If, however, none of the Non-Selling Equityholders delivers a Response Notice or if the Response Notices of the Non-Selling Equityholders, collectively, present an offer for less than all of the Shares, pursuant to Section 3.3(b)(ii) of the Equityholders’ Agreement, the Transferors shall proceed with the proposed Open Market Transfers upon the expiration of the Notice Period.

Each Transferor also requests that you waive certain rights under the Equityholders’ Agreement with respect to the above-referenced proposed sale. By execution of this letter, the undersigned hereby waives its right of first offer pursuant to Section 3.3(b) of the Equityholders’ Agreement and further waives application of Section 3.3(c)(ii)(B) of the Equityholders’ Agreement with respect to the above-referenced proposed sales, provided that the Transferors effect such sales prior to October 31, 2012 and in accordance with applicable laws. Please send the executed copy of this letter to Satish Adige by email at satish.adige@twcable.com or by facsimile at 212-364-8259.

[Signature Page Follows]

Very truly yours,

TWC WIRELESS HOLDINGS I LLC

By:	/s/ SATISH ADIGE
Name: Satish Adige
Title: Senior Vice President, Investments

TWC WIRELESS HOLDINGS II LLC

By:	/s/ SATISH ADIGE
Name: Satish Adige
Title: Senior Vice President, Investments

TWC WIRELESS HOLDINGS III LLC

By:	/s/ SATISH ADIGE
Name: Satish Adige
Title: Senior Vice President, Investments

EQUITYHOLDER

By:	[Countersignature]

Name:
Title:

CLEARWIRE CORPORATION

By:	[Countersignature]

Name:
Title:

[Signature Page to TWC Notice under Equityholders’ Agreement]

Exhibit A

Sprint Nextel Corporation

2001 Edmund Halley Drive

Reston, Virginia 20191

Attention: Senior Vice President Corporate Development and Spectrum

Facsimile No.: (703) 433-4406

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Attention: Corporate Secretary

Facsimile No.: (913) 523-9797

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention: Michael J. Egan

Facsimile No.: (404) 572-5100

Eagle River

2300 Carillon Point

Kirkland, W A 9803 3

Attention: Chief Executive Officer

Facsimile No: (425) 828-8061

Comcast Corporation

One Comcast Center

1701 John F. Kennedy Boulevard

Philadelphia, Pennsylvania 19103

Attention: Chief Financial Officer

Facsimile No.: (215) 286-1240

Comcast Corporation

One Comcast Center

1701 John F. Kennedy Boulevard

Philadelphia, Pennsylvania 19103

Attention: General Counsel

Facsimile No.: (215) 286-7794

Davis Polk & Wardwell

450 Lexington A venue

New York, New York 10017

Attention: David L. Caplan

Facsimile No.: (212) 450-3800

Bright House Networks, LLC

c/o Advance/Newhouse Partnership

5000 Carnpuswood Drive

East Syracuse, NY 13057

Attn: Leo Cloutier

Facsimile No.: (315) 438-4643

Sabin, Bermant & Gould LLP

Four Times Square

New York, NY 10036

Attn: Arthur J. Steinhauer, Esq.

Facsimile No.: (212) 381-7218

Intel Corporation

2200 Mission College Blvd., MS RN6-65

Santa Clara, California 95054-1549

Attention: President, Intel Capital

Facsimile No.: (408) 765-8871

Intel Corporation

2200 Mission College Blvd., MS RN6-59

Santa Clara, California 95054-1549

Attention: Intel Capital Portfolio Manager

Facsimile No.: (408) 653-6796

Intel Corporation

2200 Mission College Blvd., MS RN4-151

Santa Clara, California 95054-1549

Attention: Intel Capital Group General Counsel

Facsimile No.: (408) 653-9098

Intel Corporation

2200 Mission College Blvd., MS RNS-125

Santa Clara, California 95054-1549

Attention: Director, U.S. Tax and Trade

Facsimile No.: (408) 765-1733

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, California 94304

Attention: Gregory T. Davidson

Facsimile No.: (650) 849-5050

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071-3197

Attention: Paul S. Issler

Facsimile No.: (213) 229-6763

Clearwire Corporation

1475 120th Street Avenue NE

Bellevue, Washington 98005

Attention: Chief Executive Officer

Facsimile No.: (425) 216-7097

Clearwire Corporation

1475 120th Street Avenue NE

Bellevue, Washington 98005

Attention: General Counsel

Facsimile No.: (425) 216-7766

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

Attention: Joshua N. Korff

Facsimile No.: (212) 446-6460

Davis Wright Tremaine LLP

1201 Third Avenue, Suite 2200

Seattle, Washington 98101

Attention: Sarah English Tune

Facsimile No.: (206) 757-7161